EXHIBIT 4.44

AMENDMENT NO. 2 to SECURITY AGREEMENT

This Security Pledge Amendment, dated as of March     , 2005, is delivered pursuant to Section 5.1 of that certain security agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of February 8, 2002, among Gameco, Inc. (the “Issuer”), the undersigned, the other Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as Trustee (in such capacity and together with any successors in such capacity, the “Trustee”).  The undersigned hereby agrees that this Pledge Amendment may be attached to the Security Agreement and that the Pledged Securities and/or Intercompany Notes listed on this Pledge Amendment shall be deemed to be and shall become part of the Pledged Collateral and shall secure all Secured Obligations.

This Pledge Amendment shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law.  The undersigned agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Pledge Amendment.

PLEDGED SECURITIES

ISSUER	CLASS OF STOCK OR INTERESTS	CERTIFICATE NO(S).	PERCENTAGE OF ALL ISSUED CAPITAL OR OTHER EQUITY INTERESTS OF ISSUER
Jalou Breaux Bridge, LLC	Membership Interests	1	100%
Jalou Eunice, LLC	Membership Interests	1	100%
Jalou of Jefferson, LLC	Membership Interests	1	100%

INTERCOMPANY NOTES

ISSUER	PRINCIPAL AMOUNT	DATE OF ISSUANCE	INTEREST RATE	MATURITY DATE

None

JALOU, LLC, a Louisiana limited liability company, as Pledgor

		By:	/s/ Ian M. Stewart
Ian M. Stewart
President and Manager

AGREED TO AND ACCEPTED:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joseph P. O’Donnell
Name: Joseph P. O’Donnell
Title: Assistant Vice President